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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



       We consent to the incorporation by reference in the Registration Statement on Form S-8 of Informix Corporation of our report dated January 27, 1999 relating to the consolidated balance sheet of Informix Corporation and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and the related schedule as of and for the year ended December 31, 1998, which report appears in the December 31, 1998 Annual Report on Form 10-K of Informix Corporation.

/s/ KPMG LLP


Mountain View, California
October 14, 1999